UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    October 5, 2010

LEUCADIA NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

NEW YORK
(State or Other Jurisdiction of Incorporation)

1-5721	13-2615557
(Commission File Number)	(IRS Employer Identification No.)

315 PARK AVENUE SOUTH, NEW YORK, NEW YORK	10010
(Address of Principal Executive Offices)	(Zip Code)

212-460-1900
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) and (f)

As previously reported, on May 10, 2010, the Compensation Committee of the Board of Directors of Leucadia National Corporation (the “Company”) awarded performance bonuses for 2009 of $2,000,000 to each of Ian M. Cumming and Joseph S. Steinberg, Chairman of the Board and President, respectively, of the Company.  The 2009 Bonuses were awarded under the Company’s shareholder approved 2003 Senior Executive Annual Incentive Bonus Plan (the “Bonus Plan”), which provides for an annual incentive bonus to each of Messrs. Cumming and Steinberg in an amount equal to 1.35% of the audited pre-tax earnings of the Company and its consolidated subsidiaries for each year through 2014, subject to reduction by the Compensation Committee, in its sole discretion.  Although the maximum amount of the bonus that could have been paid to each of Mr. Cumming and Mr. Steinberg under the Bonus Plan was $7,870,365, the Committee exercised its discretion and determined to pay only $2,000,000 to each of Mr. Cumming and Mr. Steinberg at that time in recognition of the fact that all of the Company’s accounting income for 2009 resulted from unrealized gains attributable to increases in the market values of the common stock of two of the Company’s investments, AmeriCredit Corp. and Jefferies Group, Inc., which are reflected directly in the Company’s consolidated statement of operations.

 On October 5, 2010, the Compensation Committee awarded a further bonus to each of Mr. Cumming and Mr. Steinberg of $2,611,494 in recognition of the October 1, 2010 sale of all of the Company’s interest in AmeriCredit and the resulting realization of a gain on that sale in excess of the unrealized gain on AmeriCredit reflected in the Company’s 2009 audited pre-tax earnings.  In reaching this determination, the Committee considered that the $5,870,365  unpaid portion of the 2009 bonus awardable under the Bonus Plan (the “Remaining 2009 Bonus”) was attributable to unrealized gains relating to the Company’s investment in AmeriCredit and Jefferies.  The Committee considered the relative values of the 2009 unrealized gains for these two investments and concluded that the AmeriCredit unrealized gain represented 44.48606% of the total of these unrealized gains.  Now that the gain on the Company’s investment in AmeriCredit has been realized in excess of the unrealized gain reflected in the Company’s 2009 financial statements, the Committee determined to award an additional portion of the Remaining 2009 Bonus to each of Messrs. Cumming and Steinberg.  The Committee also determined that it would, at an appropriate time in the future, re-consider whether to pay any of the balance of the Remaining 2009 Bonus and retained full discretion to consider all relevant and appropriate facts when determining whether to award some or all of the balance of the Remaining 2009 Bonus.

After giving effect to the aggregate $4,611,494 2009 bonus awarded to date under the Bonus Plan to each of Mr. Cumming and Mr. Steinberg, the amounts reflected in the Summary Compensation Table contained in the Company’s Proxy Statement dated April 7, 2010 under the columns “Bonus” and “Total” would have increased by $4,611,494 for each of Messrs. Cumming and Steinberg.  As a result, total compensation as reflected in the Summary Compensation Table for 2009 would have been $5,623,344 for Mr. Cumming and $5,795,832 for Mr. Steinberg.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEUCADIA NATIONAL CORPORATION

Date: October 7, 2010	By:	/s/ Joseph A. Orlando
Name: Joseph A. Orlando
Title: Vice President and Chief Financial Officer